Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 24, 2010 with respect to the financial statements and supplemental schedule of Forest City 401(k) Employee Savings Plan & Trust included in the Annual Report on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in this Registration Statement of Forest City Enterprises, Inc. on Form S-8.
/s/ GRANT THORNTON LLP
Cleveland, Ohio
March 31, 2011